UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2012
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Rock-Tenn Company
(Exact name of registrant as specified in its charter)
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Georgia	001-12613	62-0342590
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

504 Thrasher Street, Norcross, Georgia	30071
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 448-2193

(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On September 27, 2012, Rock-Tenn Company (“RockTenn”) entered into Amendment No. 3 (the “Amendment”), among RockTenn, as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower (“RockTenn Canada”, and together with RockTenn, the “Borrowers”), certain subsidiaries of RockTenn party thereto, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders, and Bank of America, N.A., as Canadian administrative agent for the Lenders, to the Credit Agreement dated as of May 27, 2011 (as amended by Amendment No. 1 dated as of December 2, 2011 and Amendment No. 2 dated as of March 30, 2011, and as further amended, restated, extended, supplemented or otherwise modified prior to September 27, 2012, the “Credit Agreement”), by and among the Borrowers, certain subsidiaries of RockTenn from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and collateral agent for such lenders, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for such lenders.

The Credit Agreement, as amended by Amendment No. 3 (the “Amended and Restated Credit Agreement”) provides for, among other things, (1) the reclassification of the term loan A facility and the, term loan A2 facility into a single $1,222,575,000 term loan tranche; (2) the extension of the scheduled maturity date of the revolving credit facility and the term loan facility from May 27, 2016 to September 27, 2017; (3) the elimination of the requirement that liens be automatically reinstated to secure the obligations under the Credit Agreement in connection with certain ratings determinations by Moody’s and S&P; (4) the ability of the Borrowers to reduce the applicable margin for borrowings outstanding under the Amended and Restated Credit Agreement by exercising the Leverage Reduction Option (as defined below under the heading “Interest and Commitment Fees”); and (5) the reduction of certain fees payable under the Amended and Restated Credit Agreement (as set forth below under the heading “Interest and Commitment Fees”).

RockTenn may borrow amounts under the revolving credit facility to provide for working capital and general corporate requirements of RockTenn and its subsidiaries, including acquisitions permitted pursuant to the Amended and Restated Credit Agreement. Up to $250 million under the revolving credit facility may be used for the issuance of letters of credit. In addition, up to $350 million of the revolving credit facility may be used to fund borrowings in Canadian dollars.  RockTenn Canada, a wholly owned subsidiary of RockTenn, is also a borrower in respect of the revolving credit facility.

Interest and Commitment Fees

At the option of RockTenn, borrowings under the Amended and Restated Credit Agreement bear interest at either a base rate or at the London Interbank Offered Rate (“LIBOR”), plus, in each case, an applicable margin. In addition, advances in Canadian dollars may be made by way of purchases of bankers' acceptances.  The applicable margins for borrowings outstanding under the Amended and Restated Credit Agreement range from 1.375% to 2.00% per annum for LIBOR-based borrowings and bankers' acceptance advances, and from 0.375% per annum to 1.00% per annum for base rate-based borrowings, depending on RockTenn's leverage ratio then in effect; provided that, upon the earlier of (i) the exercise of the Borrowers’ option to reduce the maximum leverage ratio covenant to a level of 3.50 to 1.00 (the “Leverage Reduction Option”) and (ii) October 1, 2013, the applicable margins for outstanding borrowings under the Amended and Restated Credit Agreement will be reduced by 0.250%.

RockTenn is required to pay fees in respect of outstanding letters of credit at a rate equal to the applicable margin for LIBOR-based borrowings. In addition, RockTenn is required to pay a commitment fee on the unused portion of the revolving credit facility at a rate ranging from 0.200% to 0.325% per annum, depending on RockTenn's leverage ratio then in effect; provided that, upon the earlier of (i) the exercise of the Leverage Reduction Option and (ii) October 1, 2013, the commitment fee will be reduced by 0.025%.  Under the Credit Agreement, RockTenn's leverage ratio is determined as described below.

Guarantors

All obligations under the Amended and Restated Credit Agreement are fully and unconditionally guaranteed by RockTenn's existing and future wholly-owned U.S. subsidiaries, other than certain present and future unrestricted subsidiaries and certain other limited exceptions. In addition, the obligations of Rock-Tenn Company of Canada and certain other Canadian subsidiaries are guaranteed by RockTenn and all such wholly owned U.S. subsidiaries, as well as by wholly owned Canadian subsidiaries of RockTenn, other than certain present and future unrestricted subsidiaries and certain other limited exceptions.

Covenants and Events of Default

The Amended and Restated Credit Agreement contains certain prepayment requirements and customary affirmative and negative covenants. The negative covenants include covenants that, subject to certain exceptions, contain:

•	Limitation on liens and further negative pledges;

•	limitations on sale-leaseback transactions;

•	limitations on (i) debt and (ii) prepayments, redemptions or repurchases of certain debt and equity;

•	limitations on mergers and asset sales;

•	limitations on sales, transfers and other dispositions of assets;

•	limitations on loans and certain other investments;

•	limitations on restrictions affecting subsidiaries;

•	limitations on transactions with affiliates;

•	limitations on changes in (i) the nature of business, (ii) accounting policies or (iii) fiscal periods;

•	limitations on speculative hedge transactions; and

•	restrictions on modification or waiver of material documents in a manner materially adverse to the lenders.

In addition, the term loan and the revolving credit facility include financial covenants requiring that RockTenn maintain a maximum total leverage ratio and minimum interest coverage ratio.  The terms of the Amended and Restated Credit Agreement require it to maintain a leverage ratio (the ratio of RockTenn's total funded debt less certain amounts of its unrestricted cash, to Credit Agreement EBITDA (as defined below) for the preceding four fiscal quarters) not greater than 3.75 to 1.00 for fiscal quarters ending from June 30, 2012 through September 30, 2013 (unless the Borrowers elect to exercise the Leverage Reduction Option, in which case the ratio will be reduced to 3.50 to 1.00), and not greater than 3.50 to 1.00 for fiscal quarters ending thereafter.   In addition, RockTenn must maintain an interest coverage ratio (the ratio of Credit Agreement EBITDA for the preceding four fiscal quarters to its cash interest expense for such period) not less than 3.50 to 1.00 for any fiscal quarters ending on or after September 30, 2011. “Credit Agreement EBITDA” is calculated in accordance with the definition contained in our Amended and Restated Credit Agreement.

Credit Agreement EBITDA is generally defined as consolidated net income of RockTenn for any fiscal period plus the following to the extent deducted in determining such consolidated net income: (i) consolidated interest expense, (ii) consolidated tax expenses, (iii) depreciation and amortization expenses, (iv) financing expenses and write-offs, remaining portions of original issue discount on prepayment of indebtedness, prepayment premiums and commitment fees, (v) inventory expenses associated with the write up of Smurfit-Stone inventory acquired in the merger (the “Merger”) of Smurfit-Stone with and into Sam Acquisition, LLC and other permitted acquisitions, (vi) all other non-cash charges, (vii) all legal, accounting and professional advisory expenses incurred in respect of the Merger and other permitted acquisitions and related financing transactions, (vii) certain expenses and costs incurred in connection with the Merger and synergies associated with the Merger, restructuring charges, and certain other charges and expenses, subject to certain limitations specified in the Amended and Restated Credit Agreement, and (viii) certain other charges and expenses unrelated to the Merger subject to certain specified limitations in the Amended and Restated Credit Agreement.

The credit facilities also contain certain customary events of default, including relating to non-payment, breach of representations, warranties or covenants, default on other material debt, bankruptcy and insolvency events, invalidity or impairment of loan documentation, collateral or subordination provisions, change of control and customary ERISA defaults. The term “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder.

The foregoing description of the Amended and Restated Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included pursuant to Item 1.01 is incorporated by reference into this Item 2.03.

Item 8.01. Other Events

On September 27, 2012, the Company issued a press release relating to the closing of Amendment No. 3.

The press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

10.1
Amendment No. 3, among Rock-Tenn Company (“RockTenn”), as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower (together with RockTenn, the “Borrowers”), certain subsidiaries of RockTenn party thereto, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders, and Bank of America, N.A., as Canadian administrative agent for the Lenders, to the Credit Agreement dated as of May 27, 2011, as amended by Amendment No. 1 dated as of December 2, 2011 and Amendment No. 2 dated as of March 30, 2012, by and among the Borrowers, certain subsidiaries of RockTenn from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for such lenders.

99.1	Press Release, dated September 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK-TENN COMPANY (Registrant)

Date: October 3, 2012	By:	/s/ Steven C. Voorhees
Steven C. Voorhees
Executive Vice-President, Chief Financial Officer And Chief Administrative Officer (Principal Financial Officer)

INDEX TO EXHIBITS

Exhibit Number and Description

10.1
Amendment No. 3, among Rock-Tenn Company (“RockTenn”), as borrower, Rock-Tenn Company of Canada/Compagnie Rock-Tenn du Canada, as Canadian borrower (together with RockTenn, the “Borrowers”), certain subsidiaries of RockTenn party thereto, the lenders party thereto (the “Lenders”), Wells Fargo Bank, National Association, as administrative agent and collateral agent for the Lenders, and Bank of America, N.A., as Canadian administrative agent for the Lenders, to the Credit Agreement dated as of May 27, 2011, as amended by Amendment No. 1 dated as of December 2, 2011 and Amendment No. 2 dated as of March 30, 2012, by and among the Borrowers, certain subsidiaries of RockTenn from time to time party thereto, the lenders from time to time party thereto, Wells Fargo Bank, National Association, as administrative agent, and Bank of America, N.A., acting through its Canada Branch, as Canadian administrative agent for such lenders.

99.1	Press Release, dated September 27, 2012.